UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 3, 2012

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 3, 2012, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 22, 2012 (the “Proxy Statement”).

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 — Election of directors

The majority of stockholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	10,757,676	66,756	1,342	747,959
Helen W. Cornell	10,717,253	107,115	1,406	747,959
Jerry E. Goldress	10,711,040	113,392	1,342	747,959
David W. Grzelak	10,712,357	111,694	1,723	747,959
Gary L. Martin	10,013,575	810,658	1,543	747,959
Ronald A. Robinson	10,760,342	63,990	1,442	747,959
James B. Skaggs	10,760,341	64,091	1,342	747,959

Proposal 2 — Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2012

The appointment of KPMG LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2012 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
11,552,371	18,664	2,698	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: May 7, 2012	By:	/s/ Robert H. George
Robert H. George Vice President